Rule 424(b)(3)
File No.: 333-12534
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
two (2) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES, NO PAR
VALUE,
OF
PERDIGAO S.A.
(INCORPORATED UNDER THE LAWS
OF BRAZIL)
OVERSTAMP: Effective April
12, each American Depositary
Share represents two (2)
Common Shares pursuant to a
share conversion from
Preferred to Common Shares.
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
_________________, or registered assigns
IS THE OWNER OF
_____________________
AMERICAN DEPOSITARY SHARES
representing deposited preferred shares, no par value (herein called Shares), of Perdigao
S.A., a company incorporated under the
laws of Brazil (herein called the Company).
At the date hereof, each American
Depositary Share represents two (2) Shares deposited or subject to deposit under the deposit agreement at the Sao Paulo, Brazil, office of Banco Itau (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of July 17, 1997, as
amended and restated as of June 26, 2000, as
further amended and restated as of
September 28, 2000 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities or evidence of
ownership of and title to such Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities or evidence of
ownership of and title to such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or certificates
properly endorsed or accompanied by a
proper instrument or instruments of transfer
to such Owner or as ordered by him and (b)
any other securities, property and cash to
which such Owner is then entitled in respect
of this Receipt.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities or
such documents evidencing ownership of
and title to such Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require (a)
payment from the depositor of Shares or the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement
or this Receipt, (b) the production of proof
satisfactory to it as to the identity and
genuineness of any signature and (c)
compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
Paragraph (22) hereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary or the Company or the
Foreign Registrar, if applicable, are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Paragraph (22)
hereof.  Notwithstanding any other provision
of the Deposit Agreement or the Receipts,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares or such registration is not
required.  For purposes of the foregoing
sentence the Depositary shall be entitled to
rely upon representations and warranties
deemed made pursuant to Section 3.03 of
the Deposit Agreement and Paragraph (5)
hereof and shall not be required to make any
further investigation.
      In furtherance and not in limitation
of the foregoing, the Depositary shall not,
and it shall instruct the Custodian not to
knowingly (i) accept for deposit Shares
where such Shares have been withdrawn
from a restricted depositary receipt facility
in respect of Shares established or
maintained by a depositary bank, including
any such facility established or maintained
by the Depositary (hereinafter, a restricted
facility), or permit such Shares to be used to
satisfy any persons pre-release obligation,
unless such Shares have been acquired in a
transaction (a) registered under the
Securities Act of 1933, (b) in compliance
with Regulation S or (c) in accordance with
Rule 144 under the Securities Act of 1933,
and the Depositary may, as a condition to
accepting the deposit of such Shares under
the Deposit Agreement, require the person
depositing such Shares to provide the
Depositary with a certificate in writing to
the foregoing effect; or (ii) accept for (w)
deposit, (x) transfer or exchange, (y)
cancellation or (z) delivery in satisfaction of
any persons pre-release obligation,
depositary receipts representing Shares
issued pursuant to a restricted facility.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, and
not subject to any claim in respect of pre-
emptive rights of the holders of outstanding
Shares and that the person making such
deposit is duly authorized to do so.  Every
such person shall also be deemed to
represent that the deposit of Shares or sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person is not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of such
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the
Receipt and the nature of such interest or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary or the
Company may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or of any Deposited Securities until
such proof or other information is filed or
such certificates are executed or such
representations and warranties made.  Upon
the request of the Company, the Depositary
shall provide the Company with copies of all
such certificates and such written
representations and warranties provided to
the Depositary under this Paragraph (6) and
Section 3.01 of the Deposit Agreement.  The
Company may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the identity of
any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.
Each Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to this paragraph.
No Share shall be accepted for deposit
unless accompanied by evidence, if any is
required by the Depositary, that is
reasonably satisfactory to the Depositary
that all conditions to such deposit have been
satisfied by the person depositing such
Shares under Brazilian laws and regulations
and any necessary approval has been granted
by any governmental body in Brazil, if any,
which is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4, and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, except for distributions
of cash dividends and (7) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this Paragraph (7) treating all such securities
as if they were Shares), but which securities
are instead distributed by the Depositary to
Owners.
      The Depositary, subject to this
Paragraph (7), may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or any
agent of the Company recording Share
ownership) of rights to receive Shares from
the Company (or any such agent).  No such
issue of Receipts will be deemed a
Pre-Release that is subject to the restrictions
of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by a proper instrument or
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York State, provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of a Receipt unless
such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
or facsimile of a duly authorized signatory
of the Depositary and if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual signature or
facsimile of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
Pursuant to such Rule, certain of such
reports and documents will be translated into
or summarized in English.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
translated into English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary or the Custodian,
in accordance with applicable law and
subject to the provisions of Section 4.05 of
the Deposit Agreement, will convert or
cause to be converted within one Business
Day of receipt of such dividend or
distribution, if at the time of receipt thereof
any amounts received in a foreign currency
can in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, such dividend or distribution
into Dollars and either the Depositary or the
Custodian will as promptly as practicable
distribute the amount thus received (net of
the fees of the Depositary, if applicable, as
provided in Section 5.09 of the Deposit
Agreement) by check drawn in a bank in the
City of New York, to the Depositary which
shall distribute such amounts to the Owners
of Receipts entitled thereto, provided,
however, that in the event that the Company
or the Depositary is required to withhold and
does withhold from any cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will,
upon consultation with the Company, cause
the securities or property received by it or
the Custodian to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement)
shall be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash,
provided that any unsold balance of such
securities or property may be distributed by
the Depositary to the Owners entitled thereto
in accordance with such equitable and
practicable method as the Depositary shall
have adopted.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the
Company shall so request, distribute to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such
property in accordance with the provisions
of the Deposit Agreement.  The Company or
its agent shall remit to appropriate
governmental authorities and agencies in
Brazil all amounts, if any, withheld and
owing to such authorities and agencies by
the Company.  The Depositary or its agent
shall remit to appropriate governmental
authorities and agencies in the United States
all amounts, if any, withheld and owing to
such authorities and agencies by the
Depositary.
      The Depositary shall forward to the
Company or its agent such information from
its records as the Company may reasonably
request to enable the Company or its agent
to file necessary reports with governmental
agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are
citizens or residents of the United States to
receive any tax credits or other benefits
(pursuant to treaty or otherwise) relating to
dividend payments on the American
Depositary Shares.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse; provided, however,
if at the time of the offering of any rights the
Depositary determines in its discretion, after
consultation with the Company, that it is
lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary,
after consultation with the Company, may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion, after consultation with the
Company, that it is not lawful and feasible
to make such rights available to certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) for the account of
such Owners otherwise entitled to such
rights, warrants or other instruments, upon
an averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  Neither the Depositary nor the
Company shall be responsible for any failure
to determine that it may be lawful or feasible
to make such rights available to Owners in
general or any Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
discretion are required under applicable law.
Upon instruction pursuant to such warrants
or other instruments to the Depositary from
such Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to
such Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners and
sell the securities upon the exercise of such
rights to Owners, the Depositary will not
offer such rights to the Owners unless and
until such a registration statement is in
effect, or unless the offering and sale of such
securities to the Owners of such Receipts are
exempt from registration under the
provisions of such Act.  The Company shall
have no obligation to register such rights or
such securities under the Securities Act of
1933.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights in respect of such
Receipts, and if at the time of the receipt
thereof the Foreign Currency so received
can, pursuant to applicable law, be
converted into Dollars, the Depositary shall
convert or cause to be converted within one
Business Day of its or the Custodians receipt
of such Foreign Currency, by sale or in any
other manner that it may determine in
accordance with applicable law, such
Foreign Currency into Dollars.  If at the time
of conversion of such Foreign Currency into
Dollars such Dollars can, pursuant to
applicable law, be transferred outside of
Brazil for distribution to the owners entitled
thereto, such Dollars shall be distributed as
promptly as practicable to the Owners
entitled thereto or, if the Depositary shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09.
      If conversion of Foreign Currency
into Dollars or distribution of Dollars or
non-convertible Foreign Currency can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file as promptly as
practicable such application for approval or
license; however, the Depositary shall be
entitled to rely upon Brazilian local counsel
in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time Foreign Currency
received by the Depositary or Custodian is
not, pursuant to applicable law, convertible,
in whole or in part, into Dollars transferable
to the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary
can not be obtained within a reasonable
time, the Depositary shall, (a) as to that
portion of the Foreign Currency that is
convertible into Dollars, make such
conversion and (i) if permitted pursuant to
applicable law, transfer such Dollars to the
United States and distribute to Owners in
accordance with the first paragraph of this
Paragraph (14) or (ii) to the extent transfer
of such Dollars to the United States is not
permitted pursuant to applicable law, hold
such Dollars as may not be transferred for
the benefit of the Owners entitled thereto,
and (b) as the non-convertible balance, if
any, (i) if requested in writing by an Owner,
distribute or cause the Custodian to
distribute the Foreign Currency (or an
appropriate document evidencing the right
to receive such Foreign Currency) received
by the Depositary or Custodian to such
Owner and, (ii) the Depositary shall hold or
shall cause the Custodian to hold any
amounts of nonconvertible Foreign
Currency not distributed pursuant to the
immediately preceding subclause (b)(i)
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled to receive the same.
15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, after consultation with the
Company if such record date is different
from the record date applicable to the
Deposited Securities, (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  The Owners on such record
date shall be entitled as the case may be, to
receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds or sale thereof in proportion to the
number of American Depositary Shares held
by them respectively, and to give voting
instructions to exercise the rights of Owners
under the Deposit Agreement with respect to
such changed number of Shares and to act in
respect of any other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be subject to the
reasonable discretion of the Depositary,
which shall contain (a) such information as
is contained in such notice of meeting
received by the Depositary from the
Company, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Brazilian law
and of the Articles of Association of the
Company and the provisions of the
Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given, including, when applicable, an
express indication that instructions may be
given (or, if applicable, deemed given in
accordance with the second paragraph of
Section 4.07 of the Deposit Agreement if no
instruction is received) to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor,
insofar as practicable and permitted under
applicable laws and the provisions of the
Articles of Association of the Company and
the provisions of the Deposited Securities, to
vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by such American Depositary
Shares evidenced by such Receipt in
accordance with any nondiscretionary
instructions set forth in such request
including their instruction to give a
discretionary proxy to a person designated
by the Company.  The Depositary shall not,
and the Depositary shall ensure that each
Custodian or any of its nominees shall not,
exercise any voting discretion over any
Deposited Securities.
      If after complying with the
procedures set forth in this Paragraph (16),
the Depositary does not receive instructions
from the Owner of a Receipt on or before
the date established by the Depositary for
such purpose, the Depositary shall give a
discretionary proxy for the Shares evidenced
by such Receipt to a person designated by
the Company.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
par value, split-up, consolidation or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, with the approval of the
Company, and shall, if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.  Notwithstanding
the foregoing, in the event that any security
so received may not be lawfully distributed
to some or all Owners, the Depositary may,
with the Companys approval, and shall if the
Company requests, sell such securities at
public or private sale, at such place or places
and upon such terms as it may deem proper,
and may allocate the net proceeds (without
liability for interest) of such sales for the
account of the Owners otherwise entitled to
such securities upon an averaged or other
practicable basis without regard to any
distinctions among such Owners and
distribute the net proceeds so allocated to
the extent practicable as in the case of a
distribution received in cash.
      Immediately upon the occurrence of
any such change, conversion or exchange
covered by this Section in respect of the
Deposited Securities, the Depositary shall
give notice thereof in writing to all Owners.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or affiliates shall incur
any liability to any Owner or holder of any
Receipt, if by reason of any provision of any
present or future law or regulation of the
United States, Brazil, or any other country,
or of any other governmental or regulatory
authority or stock exchange, or by reason of
any provision, present or future, of the
Articles of Association of the Company or
by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
directors, employees, agents or affiliates
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made
available to Owners or Beneficial Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners or Beneficial Owners
and make the net proceeds available to such
Owners or Beneficial Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement or this Receipt to
Owners or Beneficial Owners of Receipts;
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence and
to act in good faith in the performance of
such duties.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary and the Company may rely on
and shall be protected in acting upon any
written notice, request, direction or other
documents believed by them to be genuine
and to have been signed by the proper party
or parties.  The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or any Custodian or
their respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence of any
of them or the failure of any of them to act
in good faith, or (ii) by the Company or any
of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
      The Company shall not indemnify
the Depositary or any Custodian against any
liability or expense arising out of
information relating to the Depositary or any
Custodian, as the case may be, furnished in
writing to the Company and executed by the
Depositary or the Custodian expressly for
the use in any registration statement,
prospectus or placement memorandum or
preliminary prospectus or placement
memorandum relating to the Shares
evidenced by the American Depositary
Shares.
      Any person seeking indemnification
under the Deposit Agreement (an
indemnified person) shall notify the person
from whom it is seeking indemnification
(the indemnifying person) of a
commencement of any indemnifiable action
or claim promptly after such indemnified
person becomes aware of such
commencement and shall consult in good
faith with the indemnifying person as to the
conduct of the defense of such action or
claim, which defense shall be reasonable
under the circumstances. No indemnified
person shall compromise or settle any action
or claim without the consent of the
indemnifying person.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by 60 days written notice of its
election so to do (or a lesser amount of
notice if satisfactory to the Company)
delivered to the Company effective upon the
appointment of a successor depositary
satisfactory to the Company and its
acceptance of such appointment as provided
in the Deposit Agreement, which
appointment shall be on terms satisfactory to
the Company in its sole discretion.  The
Depositary may at any time be removed by
the Company by 60 days written notice of
such removal effective upon the
appointment of a successor depositary
satisfactory to the Company and its
acceptance of such appointment as
hereinafter provided, which appointment
shall be on terms satisfactory to the
Company in its sole discretion.  In case at
any time the Depositary shall resign or be
removed, the Company shall use its best
efforts to appoint a successor depositary,
which shall be a bank or trust company
having an office in the Borough of
Manhattan, The City of New York.  Every
successor depositary shall execute and
deliver to its predecessor and to the
Company an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
shall become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, shall execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor under
the Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.  Whenever the
Depositary in its discretion determines that it
is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute
custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Owner
of a Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.  The obligations of the Depositary
under Section 5.08 of the Deposit
Agreement shall survive the termination of
the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has under the Deposit Agreement or
the Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	INFORMATION REQUESTS.
      The Company may from time to time
request Owners of Receipts to provide
information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any such responses to such requests received by the Depositary.
      The Depositary and the Company
hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Commisao de
Valores Mobiliarios (the CVM) and the
Central Bank of Brazil any information and documents related to the Receipts and the Depositarys obligations under the Deposit
Agreement as may be requested by such
authorities from time to time, whether such information and documents are requested from the Depositary or the Company.


(..continued)



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